EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
TurboWorx, Inc.


We consent to the incorporation in this Registration Statement on Form SB-2/A of our report dated April 15, 2005, except as to the stockholder loans captioned within Note 5 which is as of May 6, 2005, on our audits of the consolidated financial statements of TurboWorx, Inc. for the years ended December 31, 2004, 2003 and 2002, and to the reference to our firm under the heading "Experts" in the prospectus.




                                          s/ MILLER ELLIN AND COMPANY LLP
                                          -------------------------------
                                          Miller Ellin and Company LLP



New York, New York
October 11, 2005